April 2, 2025 Jessica Buss Via Email Re: Resignation from the Argo Group Dear Jessica: Pursuant to our recent discussions, we acknowledge and accept your resignation from employment with the Argo Group (defined below), effective as of April 2, 2025 (the “Separation Date”). This letter describes certain effects of your resignation and your continuing obligations to the Argo Group. As of the close of business on the Separation Date, you will cease to hold any positions with Argo Group International Holdings, Inc. (together with its predecessors, the “Company”) and each of its direct and indirect parents, subsidiaries, affiliates and successors (collectively, the “Argo Group”). Between the date hereof and the Separation Date, you will cooperate with the Argo Group to support the transition of your duties and responsibilities to your successor and execute any other documents reasonably requested by the Argo Group to evidence your resignation as the Argo Group’s Chief Executive Officer as of March 21, 2025. You will receive all salary earned through the Separation Date on the next regularly scheduled payroll date following the Separation Date, subject to applicable taxes and withholdings. No additional salary, bonuses, commissions, severance or other compensation of any kind is or will become due and owing to you from the Argo Group on or after the Separation Date, including under the Company’s Executive Long-Term Incentive Plan. As a result of your resignation, you have forfeited your opportunity to receive the third installment of the Retention Award under your Retention Award Agreement with the Company, dated as of November 16, 2022. Further, as you are aware, upon your voluntary resignation from the Argo Group, you previously agreed to repay to the Argo Group the entire $251,143.83 relocation assistance payment (inclusive of the tax gross ups) you received from the Argo Group pursuant to your Offer Letter with Argo Management Services, Inc. (“AMSI”), dated as of November 16, 2023. However, subject to your execution and delivery, on the Separation Date, of the release of claims attached to this letter as Annex A (the “Release”), the Argo Group will waive your obligation to repay such relocation assistance payment. In addition, subject to your execution and delivery of and in consideration for the Release, the Argo Group agrees to pay you, on the first regular payroll period after the Release becomes irrevocable in accordance with its terms, a single lump- sum cash payment of $250,000, subject to applicable taxes and withholdings (such payment, together with the waiver described in the previous sentence, the “Release Consideration”). Exhibit 10.1

You acknowledge that you will continue to be bound after the Separation Date by restrictive covenants that you agreed to in your Fair Competition Agreement with AMSI, dated as of November 16, 2023 (the “Fair Competition Agreement”) and your Participation Agreement with the Company, dated as of August 26, 2022, both of which are attached to this letter as Annex B and include covenants pertaining to non-competition, non-solicitation of employees and customers, non-disparagement, non-disclosure of confidential information, cooperation and return of Argo Group property (collectively, the “Continuing Covenants”). Please sign below to signify your acceptance of the foregoing terms. We look forward to your cooperation with the Argo Group through and after the Separation Date. Very truly yours, Argo Group International Holdings, Inc. By: Michael Tiliakos Title: General Counsel and Secretary Acknowledged and Agreed: Jessica Buss Date April 2, 2025

Annex A General Release (see attached)

GENERAL RELEASE This GENERAL RELEASE (this “Agreement”) is entered into by and between Argo Group International Holdings, Inc. (the “Company,” and, together with its predecessors, successors, parents, subsidiaries and affiliates, the “Argo Group”) and Jessica Buss (“I” or “my” or “me”) (collectively, the “Parties”). The Parties agree as follows: I. RELEASE CONSIDERATION; NO OTHER BENEFITS A. In General: Provided that I timely sign and deliver this Agreement and do not timely revoke my acceptance, and this Agreement becomes valid and irrevocable, in each case, in accordance with Section IV.B, the Company will provide me with the Release Consideration (defined in my letter agreement with the Company, dated as of April 2, 2025 (the “Resignation Agreement”)). B. Sufficiency of Consideration: I understand, acknowledge, and agree that (i) the Release Consideration is in addition to anything of value to which I am otherwise entitled, (ii) the Release Consideration exceeds what I am otherwise entitled to receive upon my separation from employment, and (iii) the Release Consideration is being given as consideration in exchange for executing this Agreement, including the general release of claims set forth in Section II. I further acknowledge that I am not entitled to any additional payment or consideration from the Company, or any other member of the Argo Group not specifically set forth in this Agreement or the Resignation Agreement. C. Termination of Benefit Plan Participation: I will cease to be eligible to participate in any applicable stock option, bonus, incentive compensation, commission, medical, dental, life insurance, retirement, and other compensation or benefit plans of the Company and any other member of the Argo Group following the Separation Date (defined in the Resignation Agreement); provided, however, that any sponsored medical and/or dental, vision or Employee Assistance Program (EAP) benefits will end on the last day of the month of the Separation Date; provided, further, that I will retain my vested benefits under all applicable qualified and non- qualified retirement plans of the Company, and all rights associated with such benefits, as determined under plan terms. Information concerning my right to elect to continue any employer-sponsored benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA) will be sent to me under separate cover. II. RELEASE OF CLAIMS A. In General: THIS IS A GENERAL RELEASE. In exchange for the Release Consideration, and without limiting Section II.E, I, on behalf of myself and my executors, administrators, successors and assigns (collectively, the “Releasors”), unconditionally release the Company and each of the other members of the Argo Group (including Brookfield Wealth Solutions Ltd. and its subsidiaries and affiliates), and each of their predecessors and successors, and all of their past and

2 present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection (each, a “Released Party” and, collectively, the “Released Parties”) from any and all known and unknown claims, charges, complaints, promises, demands, actions, causes of action, suits, damages, losses, expenses (including attorneys’ fees), sums of money, debts, covenants, contracts, agreements, promises, obligations, or liabilities, of any and every kind or nature whatsoever, or similar rights of any type (collectively, “Claims”) which any of the Releasors ever had, now have or may hereafter claim to have by reason of any matter, cause, thing, act or omission whatsoever against any Released Party: (i) arising from the beginning of time up to the date I sign this Agreement, including, but not limited to, any and all Claims: (a) arising out of or relating in any way to my employment relationship with the Company or any of the other Released Parties; (b) arising out of or relating to tort, fraud, or defamation; and (c) arising under any federal, state, local or foreign statute or regulation, including, but not limited to (as applicable): the Illinois Right to Privacy in the Workplace Act; the Illinois Employment Contract Act; the Illinois Labor Dispute Act; the Illinois Victims’ Economic Security and Safety Act; the Illinois Equal Pay Act; the Cook County Human Rights Ordinance; the Chicago Human Rights Ordinance; the Massachusetts Wage Act; the Minnesota Human Rights Act; New York State Human Rights Law (NYSHRL), the New York City Human Rights Law (NYCHRL), NYC Administrative Code 8-101 et seq., the New York Labor Law (NYLL), or the discrimination or retaliation provisions of the New York State Workers’ Compensation Law (all as amended); any and all claims under the Texas Labor Code (specifically including the Texas Payday Law; the Texas Anti-Retaliation Act; Chapter 21 of the Texas Labor Code; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act (OWBPA) (if I am 40 years old or older); and the Americans With Disabilities Act, each as amended and including each of their respective implementing regulations, and/or any other federal, state, local or foreign law (statutory, regulatory common law or otherwise) that may be legally waived and released; (ii) relating to wrongful employment termination; or (iii) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any of the other Released Parties and me. B. Excluded Claims: Notwithstanding the foregoing, I am not releasing any Claim that relates to: (i) my right to enforce this Agreement; (ii) my right, if any, to claim unemployment or workers’ compensation benefits, (iii) any rights I may have to vested benefits under employee benefits plans, (iv) any right that I cannot waive or release pursuant to applicable law, (v) my right to challenge the validity of the waiver of age discrimination claims under the ADEA, or (vi) my right to indemnification, contribution, advancement of expenses and/or coverage under any director and officer or other insurance policy, including pursuant to any written

3 agreement or corporate governance document or limited partnership agreement of any Released Party. C. Class Actions: I acknowledge and agree that the released Claims include any Claims that have been or may hereafter be asserted on my behalf in any class or collective action relating to my employment and/or the termination of my employment with the Company (“Class/Collective Action”). Accordingly, I waive any right to participate in any Class/Collective Action, including serving as a class representative or named plaintiff, and any right to receive notice of any pending or resolved Class/Collective Action. In the event that I am included or identified as a member or potential member of a class or collective in Class/Collective Action, I agree to (i) opt out of such proceeding after learning of my inclusion by executing, without objection or delay, any opt out form presented to me, and/or (ii) not to opt into such proceeding. D. Unknown Claims: I understand that I am releasing Claims that I may not know about. That is my knowing and voluntary intent, even though I recognize that someday I might learn that some or all the facts I currently believe to be true are untrue and even though I might then regret having signed this Agreement. Nevertheless, I am assuming that risk, and I agree that this Agreement shall remain effective in all respects in any such case. I expressly waive all rights I might have under any law that is intended to protect me from waiving unknown claims, and I understand the significance of doing so. E. Whistleblower Protections and Protected Rights: Nothing in this Agreement (including, but not limited to, the acknowledgements, Claims released, return of Company property, non-disparagement, and confidentiality provisions) prevents me from: i. challenging the validity of this Agreement under the ADEA or the OWBPA; ii. voluntarily communicating with an attorney who I retain; iii. filing a charge or complaint, or voluntarily communicating, with any law enforcement or any other federal, state or local government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, the New York City Human Rights Commission, the New York State Division of Human Rights, or any other state or local commission on human rights, or any self-regulatory organization regarding, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by such government agency, in each case, regarding possible violations of law (including, without limitation, alleged criminal conduct or unlawful employment practices (including, without limitation, laws respecting discrimination, harassment, retaliation, sexual assault, sexual harassment or other sexual misconduct, or violations of applicable wage and hour laws)) and without notice to or approval from the Company;

4 iv. disclosing the underlying facts or circumstances relating to claims of discrimination, in violation of laws prohibiting discrimination, against the Company, disclosing details of any claim relating to sexual assault against the Company, or making truthful statements or disclosures related to unlawful discrimination, harassment or retaliation, or otherwise discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; v. recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or any other award or bounty in connection with protected “whistleblower” activity; vi. filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which I am entitled; or vii. making any disclosure of information or documents (including Confidential Information (defined below)) in response to a subpoena, court order or request by a court, any administrative or legislative body, a peace officer, or a prosecutor (in each case, with advance notice to the Company prior to any such disclosure to the extent legally permitted). III. PROMISES, WARRANTIES, AND REPRESENTATIONS A. In General: I understand and agree that I have no right of rehire or reinstatement with any Released Party, regardless of location, and that the Released Parties are under no obligation to rehire me or reinstate my employment. I acknowledge and understand that the failure of a Released Party to rehire or reinstate me is contractual and not unlawful discrimination or retaliation. I acknowledge and agree that (i) except as expressly set forth in the Resignation Agreement, I have received all compensation due to me as a result of services performed for the Company or any other member of the Argo Group; (ii) I have reported to the Company any and all work-related injuries or occupational disease incurred by me during my employment by the Company; (iii) I have been properly provided any leave requested under the Family and Medical Leave Act or similar state local laws and have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (iv) I have had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or other wrongdoing on the part of the Company or any of the other Released Parties; and (v) I have reported any pending judicial and administrative complaints, claims, or actions I filed against the Company or any of the other Released Parties; provided that, in each case, I am not required to disclose to the Company any acts set forth in Section II.E. I am not entitled to compensation for any bonus plan, savings plan, incentive plan or benefit not specifically mentioned within this Agreement or the Resignation Agreement, including, but not limited to, any severance under the Company’s Executive

5 Severance Plan or the retention of any award under the Company’s Executive Long-Term Incentive Plan. B. Company Property: I understand that as a condition to receiving any benefits hereunder, I will, to the extent not already done, and, in any event, by no later than five (5) days following the Separation Date, deliver to the Company all property and documents in my possession, custody or control, including, without limitation, credit cards, computers, phones, tablets, other electronic equipment, keys, instructional and policy manuals, mailing lists, computer software, financial and accounting records, client lists, correspondence, notes, memoranda, specifications, reports and files, and any other Argo Group property (including any documents or other materials containing Confidential Information or any other material received from Argo Group) and agree not to retain copies of any such materials. All Company devices (laptops, phones, tablets, and the like) must be returned “as is” and not “wiped” or otherwise altered, and without any files stored on such device being destroyed, deleted, or modified in any way. To the extent I have any of the foregoing documents in my possession, custody or control in electronic form (for example, in my personal cloud storage or email account or on a personal computer), I agree to identify such documents to the Company, to deliver identical copies of such documents to the Company (if the Company so requests), and to follow the Company’s instructions regarding the permanent deletion or retention of such documents. The requirements of this Section III.B shall not apply to publicly available documents or documents relating directly to my own compensation and employee benefits. The property and documents which must be returned to the Company pursuant to this Section III.B must be returned whether in my possession, work area, home, vehicle or in the wrongful possession of any third party with my knowledge or acquiescence, and whether prepared by me or any other person. I agree that I will sign a certification, affidavit or any other document representing that I have fulfilled the obligations of this Section III.B, as the Company may request, and deliver it to the Company. C. Pursuit of Released Claims: Without limiting Section II.E, I affirm that I have not filed, have not caused to be filed, and am not presently party to, any actions, grievances, arbitrations, complaints, claims or other legal proceedings against or relating to any Released Party in any forum. For the sake of clarity, this Section does not include, and I am not required to disclose, any complaints, charges, claims or other proceedings brought before the SEC or other federal agencies as provided in Section II.E. Further, without limiting Section II.E, and subject to my right to challenge the validity of the release of ADEA claims set forth in this Agreement, I understand and agree that if I file any action released by this Agreement, (i) the Released Parties shall be entitled to an award of any legal fees or other costs they incur in such action and (ii) the Company shall have the right to recover from me the full pre-tax amount of the additional lump sum cash payment received by me under my Resignation Agreement and to seek repayment of the full pre-tax amount (inclusive of tax gross-ups) of the relocation assistance payment previously received by me and set forth in the Resignation Agreement

6 (and the Argo Group’s waiver under the Resignation Agreement of such repayment obligation will be null and void). D. Taxes: Regardless of any action taken by the Argo Group, I am ultimately responsible for paying any taxes on amounts I receive because I signed this Agreement and the Resignation Agreement. Neither the Company nor any Released Party has made any representation about the tax consequences of any amount received by me pursuant to this Agreement or the Resignation Agreement, other than in this Section III.D. E. Ownership of Claims: I have not assigned or transferred any Claim I am releasing, nor have I purported to do so. I understand and agree that in addition to any other remedies, rights or defenses that may be available to the Released Parties by virtue of this Agreement or my breach hereof, I agree that I will pay the reasonable attorneys’ fees, costs, expenses and any damages the Released Parties incur as a result of my breach of this representation or if this representation was false when made. F. No Disparagement or Harm: Without limiting Section II.E, consistent with my obligations under Section 9 of my Fair Competition Agreement and Section 6 of my Participation Agreement (each defined in the Resignation Agreement), I agree that I will not make, publish, or communicate (including on the Internet or on social media) to any person or entity or in any public forum any maliciously false, defamatory, or disparaging remarks, comments, or statements concerning the Argo Group or its businesses, or any of its employees, officers, or directors and its existing and prospective customers, suppliers, investors, and other associated third parties, now or at any time in the future. G. Implementation: I agree to sign any documents and do anything else that is necessary in the future to implement this Agreement. H. Confidential Information: I expressly recognize and acknowledge that during my employment with the Company, I was provided with confidential information and confidential documents concerning, the Company and other members of the Argo Group and their respective directors, officers, employees, shareholders, business plans, financial information, portfolios, investments, clients, customers, business, strategies and activities (collectively, “Confidential Information”). Without limiting Section II.E: (i) I agree to maintain all Confidential Information, including, but not limited to, documents prepared by or at my direction in the course of my employment with the Company, as strictly confidential; (ii) I understand and agree that I shall not, at any time, without the prior written consent of the Argo Group’s General Counsel, disclose any Confidential Information in any manner whatsoever, in whole or in part, or use it, directly or indirectly, for any purpose whatsoever at any time; and (iii) I further understand and agree that the definition of Confidential Information shall be construed as broadly as possible, and, to the extent I am uncertain whether information or a document constitutes Confidential Information, I will treat it as Confidential Information absent express written

7 consent from the Argo Group’s General Counsel to disclose or otherwise use it. I recognize and acknowledge that a breach of this Section IV.H will cause irreparable damage to the Company and/or other members of the Argo Group, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, in the event of a breach or threatened breach of this Section III.H by me, in addition to any other remedy that may be available at law or in equity (which the Company and each other member of the Argo Group expressly reserves the right to seek), the Company and the other members of the Argo Group shall be entitled to specific performance and/or injunctive relief from a court of competent jurisdiction, without the requirement to post bond. For the sake of clarity, each member of the Argo Group is a third-party beneficiary to this Section III.H. I. This Agreement is to be Kept Confidential: Without limiting Section II.E, I agree not to disclose – and that I have not disclosed – the underlying facts that led up to this Agreement or the Resignation Agreement or the terms, amount, or existence of this Agreement or the Resignation Agreement to anyone other than a member of my immediate family, attorney, or other professional advisor and, even as to such a person, only if the person agrees or agreed to honor this confidentiality requirement. Any such person’s violation of this confidentiality requirement will be treated as a violation of this Agreement by me. J. Post-Employment Obligations: I understand and acknowledge that all of my post-employment obligations to the Argo Group, including, but not limited to the Continuing Covenants (defined in the Resignation Agreement), remain in full force and effect and that the covenants in this Agreement are in addition to, and shall not supersede or be deemed to be in lieu of, any Continuing Covenants. K. Permitted Disclosures: Notwithstanding any term of this Agreement, I acknowledge and understand that, pursuant to 18 USC § 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company or any other Released Party that (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or my attorney and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. I understand that if I file a lawsuit for retaliation by the Company or any other Released Party for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding if I (X) file any document containing the trade secret under seal, and (Y) do not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that I have with the Company or any other member of the Argo Group, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

8 IV. REVIEW AND REVOCATION A. Review: I acknowledge that (i) I carefully read this Agreement; (ii) I fully understand this Agreement; (iii) I am entering into this Agreement knowingly and voluntarily; and (iv) I have the full power, capacity, and authority to enter into this Agreement. I acknowledge that the Company advised me in writing to consult with an attorney (at my own expense) before signing this Agreement, and that I have been given the opportunity to seek the advice of counsel. I acknowledge that I am executing this Agreement, including the release of claims in Section II, in exchange for good and valuable consideration that is in addition to anything of value to which I am otherwise entitled. B. Consideration and Revocation Periods, Other Information: I acknowledge that the release of claims in Section II specifically applies to any rights or claims I may have against the Released Parties pursuant to the ADEA. I acknowledge that I have twenty-one (21) days following my receipt of this Agreement (the “Consideration Period”) to consider this terms of this Agreement and sign and return this Agreement; however, I may sign and return this Agreement before the expiration of the Consideration Period. In no event can I sign this Agreement prior to the Separation Date. I understand that I must return this signed Agreement to the Argo Group’s General Counsel (Michael Tiliakos) at michael.tiliakos@argogroupus.com prior to the expiration of the Consideration Period to be entitled to the Release Consideration. If I choose to sign and return this Agreement before the end of the Consideration Period, it is because I freely chose to do so after carefully considering its terms. Additionally, I understand and acknowledge that I shall have seven (7) calendar days from the date I sign this Agreement (the “Revocation Period”) to revoke this Agreement by delivering a written notice of revocation within the Revocation Period to the Company representative at the email address stated above. If the Revocation Period expires on a weekend or holiday, I will have until the end of the next business day to revoke. This Agreement will not become effective until the eighth (8th) calendar day after the date on which I execute it, which shall be the “Effective Date” of this Agreement. If I do not sign and return this Agreement on or before the expiration of the Consideration Period, or if I revoke this Agreement within the Revocation Period, the Company will have no obligation to provide me with the Release Consideration. I agree with the Company that changes to the offered consideration or the language in this Agreement or the Resignation Agreement, whether material or immaterial, do not restart the running of the Consideration Period. V. MISCELLANEOUS A. Entire Agreement: This Agreement and the Resignation Agreement is the entire agreement between the Company and me regarding my termination of employment with the Argo Group. Any prior agreements between or directly

9 involving the Company and me are superseded by this Agreement and the Resignation Agreement, except that the Continuing Covenants and any other prior agreements related to inventions, business ideas, confidentiality of corporate information, and unfair competition remain intact. After the Effective Date, this Agreement may not be modified or canceled in any manner except in writing signed by the Argo Group’s General Counsel and me. I acknowledge that the Company has made no representations or promises to me regarding my termination of employment with the Argo Group other than those in this Agreement and the Resignation Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. The provisions of this Agreement are severable, and if any part of this Agreement is found by a court of law to be unenforceable, the remainder of this Agreement will continue to be valid and effective. B. Successors: This Agreement binds my heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns. C. Interpretation: This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or any Released Party. Unless the context indicates otherwise, defined terms include the plural as well as the singular and vice versa, and references to Sections, subsections, and clauses are references to Sections, subsections, and clauses to this Agreement. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement. D. Non-Admission: The Parties agree that this Agreement, and compliance with this Agreement, shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of my rights or the rights of any person. The Company specifically disclaims any liability to me or any other person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company or any of the other Released Parties. E. Governing Law and Enforcement: This Agreement shall be governed by the statutes and common law of the state of New York without giving effect to the conflicts of law principles thereof. F. Form of Agreement and Executed Counterparts: The Parties agree that facsimile, scanned, PDF or email copies of this Agreement shall be considered as a legal original and signatures thereon shall be legal and binding, and that this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. G. Waiver: Neither the waiver by either of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the Parties, on one or more occasions, to enforce any of the provisions of this

10 Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder. H. Cooperation: Consistent with Section 7 of my Participation Agreement, I agree that, after the Separation Date, I will make myself available, upon reasonable notice and under reasonable conditions, to respond to inquiries and requests for information and assist the Company in any capacity with respect to matters of which I was involved or had knowledge as a result of my employment with the Company, including, but not limited to, providing information in connection with the Company’s operations. I further agree to provide reasonable assistance to the Argo Group and its respective representatives in defense of any claims that have been or may be made against the Company or any other member of the Argo Group, and will assist the Argo Group in the prosecution of any claims that have been or may be made by the Argo Group, in each case, to the extent that such claims may relate to the period of my employment with the Company. My assistance shall include, but not be limited to, cooperating with, and meeting with, and providing information to, counsel of the Argo Group and providing honest and truthful testimony. The Parties agree that upon presentation of appropriate documentation, the Company shall pay or reimburse me for all reasonable out-of- pocket travel, duplicating or telephonic expenses incurred by me in complying with this Section V.I. The Parties further agree that, to the extent that I am required to spend substantial time on such matters, the Company shall compensate me at an hourly rate based on my base salary (or actual hourly rate, as the case may be) in effect on the Separation Date. THIS IS A LEGALLY ENFORCEABLE DOCUMENT. I acknowledge and agree, by my signature to this Agreement, that I have carefully read and understood all provisions of this Agreement, and that I have entered into this Agreement, which includes a release of known and unknown claims, knowingly and voluntarily. _______________________________ Jessica Buss _______________________________ Argo Group International Holdings, Inc. Date: ___________________________ By: Michael Tiliakos Title: General Counsel and Secretary Date: April 2, 2025 April 2, 2025

Annex B Fair Competition Agreement Participation Agreement (see attached)